UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

GENERAL CANNABIS CORP

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Compensatory Arrangements of Certain Officers

On November 23, 2020, the shareholders of General Cannabis Corp (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), approved the General Cannabis Corp 2020 Omnibus Incentive Plan (the “2020 Plan”) at the 2020 annual meeting of shareholders (the “2020 Annual Meeting”).

The 2020 Plan became effective immediately upon approval by the Company’s shareholders and will expire on November 23, 2030, unless terminated earlier by the Board. The 2020 Plan will permit the Board, or a committee or subcommittee thereof, to grant to eligible employees, non-employee directors and consultants of the Company and its subsidiaries non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, non-employee director awards, and other stock-based awards. Subject to adjustment, the maximum number of shares of the Company’s common stock to be authorized for issuance under the 2020 Plan is 10,000,000 shares.

The foregoing summary of the 2020 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2020 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the 2020 Plan can be found in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2020 Annual Meeting filed with the Securities and Exchange Commission on October 21, 2020.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On November 23, 2020, the Company’s shareholders, upon recommendation of the Board, approved an amendment to the Company’s Amended and Restated Articles of Incorporation at the Company’s 2020 Annual Meeting.

The amendment to the Company’s Amended and Restated Articles of Incorporation was filed with the Secretary of State of the State of Colorado on November 23, 2020 and increased the aggregate number of shares of common stock that the Company has the authority to issue from 100,000,000 shares of common stock to 200,000,000 shares.

A copy of the Amendment to the Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Company’s 2020 Annual Meeting held on November 23, 2020, the Company’s shareholders voted on five proposals and cast their votes as described below. The proposals are set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 21, 2020.

Proposal 1. The Company’s shareholders elected five (5) nominees to the board of directors, each to hold office for a one-year term and until the 2021 annual meeting or until his successor is duly elected and qualified, based on the following votes:

Name	For	Withheld	Broker Non-Votes
Carl J Williams	19,794,614	551,057	27,333,341
Steve Gutterman	19,257,080	1,088,591	27,333,341
Adam Hershey	19,286,807	1,058,864	27,333,341
J. Barker Dalton	19,272,278	1,073,393	27,333,341
Richard Travia	19,802,404	543,267	27,333,341

Proposal 2. The Company’s shareholders approved, on an advisory basis, the Company’s named executive officer compensation, based on the following votes:

For	Withheld	Abstain	Broker Non-Votes
18,879,901	1,301,954	163,816	27,333,341

Proposal 3. The Company’s shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation that increases the aggregate number of shares of common stock that the Company has the authority to issue from 100,000,000 shares of common stock to 200,000,0000 shares, based on the following votes:

For	Withheld	Abstain	Broker Non-Votes
36,369,489	10,891,798	417,725	--

Proposal 4. The Company’s shareholders approved the General Cannabis Corp 2020 Omnibus Incentive Plan, based on the following votes:

For	Withheld	Abstain	Broker Non-Votes
18,776,012	1,413,551	156,108	27,333,341

Proposal 5. The Company’s shareholders ratified the appointment of Marcum, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020, based on the following votes:

For	Withheld	Abstain	Broker Non-Votes
44,553,174	912,124	2,213,714	--

Item 9.01 Financial Statement and Exhibits

(d)Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Articles of Incorporation effective November 23, 2020
10.1	General Cannabis Corp 2020 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 25, 2020

GENERAL CANNABIS CORP

By:	/s/ Steve Gutterman
Name:	Steve Gutterman
Title:	Chief Executive Officer